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                                                                    Exhibit 23.5







                          Independent Auditors' Consent


The Board of Directors
Sovereign Bancorp, Inc.
(Successors of Bankers Corp.):



We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-20186, Form S-8 No. 33-29038, Form S- 8 No. 33-39453, Form S-8
No. 33-44108, Form S-8 No. 33-89526, Form S-8, No. 33-89592, Form S-8 No.
333-05251, Form S-8 No. 33- 05309, Form S-3 No. 33-46870, and Form S-3 No.
333-09113) of Sovereign Bancorp, Inc. and the related prospectus of our report dated January 31, 1997, except as to Note 2, which is as of February 5, 1997, relating to the consolidated statements of income, changes in stockholders' equity and cash flows of Bankers Corp. and subsidiary for the year ended December 31, 1996, which report appears in the Form 8-K of Sovereign Bancorp, Inc. to be dated March 18, 1999, which is incorporated by reference in this registration statement on Form S-3 of Sovereign Bancorp, Inc.


                                                    /s/  KPMG LLP
                                                         -----------------------
                                                         KPMG LLP

Short Hills, New Jersey
March 16, 1999